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                                                                  EXHIBIT 10.100

                                                                  EXECUTION COPY

                              PRIVATE LOAN PROGRAM
                       LOAN ORIGINATION AND SALE AGREEMENT

      This Private Loan Program Origination and Sale Agreement (the "Agreement") is made and entered into as of this 28th day of July, 2005, by and among Richland State Bank, a South Dakota State Bank (the "Bank"); Richland Loan Processing Center, Inc., a South Dakota corporation and wholly owned subsidiary of the Bank ("RLPC"); UICI, a Delaware corporation ("UICI"); and UICI Funding Corp. 2, a Delaware corporation and wholly owned subsidiary of UICI ("UFC2").

RECITALS:

      A. The Bank is an FDIC-insured bank, chartered by the State of South Dakota, authorized to originate and make loans throughout the United States.

      B. Under UICI's former College First Alternative Loan program, The MEGA Life and Health Insurance Company ("MEGA") and Mid-West National Life Insurance Company of Tennessee ("Mid-West") (each a wholly owned subsidiary of UICI) formerly offered an interest-sensitive whole life insurance product that was in certain cases issued with a child term rider, pursuant to which MEGA or Mid-West, as the case may be, committed to provide private student loans to help fund the named child's higher education if certain restrictions and qualifications are satisfied.

      C. While UICI has terminated its College First Alternative Loan program, there remain outstanding in-force insurance policies previously issued under the College First Alternative Loan program by MEGA or Mid-West, pursuant to which MEGA or Mid-West, as the case may be, has had and continues to have a commitment to make available Private Loans (as defined below) to Eligible Borrowers (as defined below).

      D. RLPC provides services in connection with the review, approval and disbursement of the Private Loans.

      E. UFC2 desires to purchase the Private Loans funded by the Bank and originated by RLPC under the terms of this Agreement.

AGREEMENT:

      In consideration of the foregoing Recitals, the following mutual and respective covenants and agreements of the parties, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, on and as of the Effective Date the parties agree as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings set forth below:

            "Approved Private Loan Program" means a program for making Private Loans that are not FFEL loans to or for the benefit of students for certain higher education expenses (as certified by an Eligible Institution) that has been approved by UICI and/or its designee and UFC2 and identified in the College First Alternative Loan Program Manual.

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            "Approved Program Fees" means the loan fees, including any guarantee, origination, insurance, or reserve fund fees or prepaid finance charges, charged to Eligible Borrowers and deducted from one or more disbursements.

            "Confidential Information" means "non-public personal financial information" (as such term is defined in the Gramm-Leach-Bliley Act and/or the regulations implementing the provisions of that Act) and other personally-identifiable information relating to Borrowers. Information made available to the general public shall not be considered Confidential Information.

            "Effective Date" means July 28, 2005.

            "Eligible Borrower" means an Eligible Student or other qualified individual who meets the Program Eligibility Requirements relating to an obligor of a Program Loan.

            "Eligible Institution" means an institution of higher education that meets the Program Eligibility Requirements relating to an educational institution participating in the Program.

            "Eligible Student" means a student attending an Eligible Institution who meets the Program Eligibility Requirements relating to a student receiving financial assistance under the Program.

            "Loan Application and Promissory Note" or "Note" means the form of the application and promissory note that meets the Program Eligibility Requirements to be executed and delivered by each Eligible Borrower in order to obtain a Program Loan, as such forms are set forth in the Program Manual.

            "Private Loan" means an education loan that is not a Federal Family Education Loan (FFEL) made to a student or parent of a dependent student, but which is offered pursuant to the College First Alternative Loan Program Manual.

            "College First Alternative Loan Program Manual" or "Program Manual" means the document setting forth the requirements, documents, processing procedures and other information relating to the Program and the Program Loans, as amended or supplemented from time to time.

            "Processing Procedures" means the procedures for processing the review, approval or disapproval and disbursement of Program Loans, as set forth in the Program Manual.

            "Program" means the CFLD Private Loan Programs as described in the Program Manual.

            "Program Eligibility Requirements" means all of the terms and conditions of a Program Loan as set forth in the Program Manual, including eligibility criteria for borrowers, schools, and students, and all requirements that must be met in order for a prospective borrower to qualify for and receive a Program Loan, including, but not limited to, meeting the Underwriting Criteria required under the Program.

            "Program Loan" means a Private Loan made to an Eligible Borrower for the purpose of financing part or all of the educational expenses of an Eligible Student at an Eligible Institution that is made under the CFLD Private Loan Program.

            "Program Manual" means the College First Alternative Loan Program Manual.

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            "Program Materials" means all promissory notes, documents, and materials used in connection with the performance of the parties' obligations under this Agreement, including without limitation, applications, disclosures required by the Rules, and all other materials with the exception of Advertising Materials.

            "Purchaser" means UFC2 or UFC2s' designated nominee or assignee.

            "Regulatory Authority" means the Federal Deposit Insurance Corporation and any local, state, or federal regulatory authority having jurisdiction or exercising regulatory authority or similar oversight with respect to Bank, RLPC, MEGA, Mid-West, UFC2, or Servicers.

            "Rules" means all local, state, and federal statutes or ordinances applicable to the acts of Bank, RLPC, MEGA, Mid-West, UFC2, or any Servicer as they may relate to the Program; any order, decision, injunction, or similar pronouncement of any court, tribunal, or arbitration panel issued with respect to Bank, RLPC, MEGA, Mid-West, UFC2, or any Servicer in connection with this Agreement; and any regulations, policy statements, and any similar pronouncement of any regulatory authority having jurisdiction with respect to the acts of Bank, RLPC, MEGA, Mid-West, UFC2, or any third party service provider as they relate to the Program.

            "Servicer" means the servicing entity designated by UFC2 to service the Program Loans on behalf of the Purchaser.

            "Underwriting Criteria" means the requirements for determining the creditworthiness of one or more Eligible Borrowers for purposes of qualifying for a Program Loan, as set forth in the Program Manual.

      2.    Program Materials.

      a. UICI (or its designees) will be responsible for the development of all Program Materials used in connection with the CFLD Private Loan Programs and shall bear all costs thereof. All Program Materials shall be subject to and must receive the prior written approval of Bank, which approval shall not be unreasonably withheld. UICI agrees not to use or disseminate any Program Materials unless such materials have been approved in advance by Bank in writing. UICI shall pay all reasonable attorneys' fees associated with Bank's review of the Program Materials. Bank may at any time retract or modify any approval previously given by it with respect to any Program Materials if Bank reasonably determines that such action is necessary in order to remain in compliance with any applicable Rules or for the safe and sound operation of Bank.

      b. Neither UICI nor MEGA nor Mid-West shall have authority to use any trade names, trademarks, or service marks of Bank or RLPC except by means of any Program Materials approved by Bank pursuant to this section.

      c. UICI (or its designees) will also be responsible for the preparation and distribution of all Program Materials relating to the approval and origination of the Program Loans including, without limitation, the Loan Application and Promissory Note, and shall bear all costs thereof. Such information and Program Materials will comply with the Program Eligibility Requirements and shall include a copy of the Bank's privacy policy.

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      3.    Loan Review and Approval Procedures.

      a. The Bank, through RLPC, will review the information provided for each Program Loan for completeness and accept or reject each application for a Program Loan in accordance with the Program Eligibility Requirements, the Program Manual and this Agreement.

      b. Upon receipt of a Loan Application and Promissory Note from an Eligible Institution, RLPC and Bank will take the following actions:

            (1) RLPC will review the data for completeness according to the Underwriting Criteria and other standards for the loan application review process set forth in the Program Manual, and will review the Loan Application and Promissory Note to ensure that it has been properly filled out and executed.

            (2) If any necessary data or signature(s) are absent, RLPC will deal directly with the applicant or the educational institution as necessary or appropriate to secure complete data and/or signatures. (The term "applicant" in this Agreement refers to all co-applicants.) RLPC will inquire of the applicant as to all missing data, in most cases not more than five (5) days after receipt of the incomplete application.

            (3) The underwriting information provided to RLPC shall include a certification by the Eligible Institution (the "School Certification") certifying that the student Borrower is currently enrolled at such Eligible Institution in a qualified course of study for the requisite minimum hours. Loans underwritten using "Alternative Certification" methods will be processed in accordance with the "Alternative Certification" procedures as outlined in the Program Manual.

            (4) Within five (5) business days after all necessary data have been received by RLPC, Bank will approve or reject the application. Such decision will be made in accordance with the Program Eligibility Requirements.

            (5) RLPC will notify the applicant of the Bank's decision in accordance with applicable law, including but not limited to the Equal Credit Opportunity Act and Regulation B thereunder.

            (6) Upon Bank's approval of a Loan Application and Promissory Note, the Bank will disburse the Loan proceeds as set forth in
                  Section 4 hereof.

            (7) Bank will collect all Approved Program Fees out of the Program Loan proceeds and shall distribute such to UFC2 at least monthly.

            (8) After the initial disbursement of the Program Loan, RLPC will hold and retain the signed Loan Application and Promissory Note and all required disclosures and documents on behalf of and as custodian for the Bank.

      c. RLPC's duties shall also include the following: Truth-in-Lending disclosures; privacy policy disclosures pursuant to the Gramm-Leach-Bliley Act (15 U.S.C. 6801 et seq.) and regulations thereunder on behalf of the Bank and the Purchaser (if required by law); and any account reconciliation and loan balance adjustment credited or paid to the appropriate party.

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      4.    Loan Origination and Disbursement Procedures.

      a. The Bank will originate and fund all Program Loans that are approved by Bank, including the funding of the initial disbursement (the "Initial Disbursement") and any subsequent disbursements (the "Subsequent Disbursements") under each Program Loan. The Bank will not be required to originate and fund any Program Loan that RLPC or the Bank determines does not meet the Program Eligibility Requirements or rejects for any other reason authorized under this Agreement.

      b. In the event that UFC2 fails or refuses to purchase any Program Loan that meets the Program Eligibility Requirements and the terms of this Agreement, the Bank shall not be obligated to fund any new Program Loans commencing on the date of such failure or refusal. However, if, prior to UFC2's failure or refusal to purchase any such Program Loans, the Bank has made a commitment to a Borrower to fund subsequent disbursements, the subsequent disbursements shall not be considered a new Program Loan for purposes of this section and the Bank shall remain bound by the commitment to fund any subsequent disbursements regardless of UFC2's purchase of the loan.

      c. The Bank's origination and funding of the Initial Disbursement of each Approved Loan shall be accomplished either by submission of a check drawn on the Bank or by electronic funds transfer of such funds, in each case to the Eligible Institution in which the student borrower is enrolled.

      d. Each Eligible Institution will then make the first disbursement of Loan proceeds to or for the benefit of each Borrower in accordance with the terms of the Loan Application and Promissory Note executed by the Borrower. Provided that the Bank has transmitted the loan proceeds in accordance with the applicable Loan Application and Promissory Note, the Bank will not be liable for (i) any disbursement by any Eligible Institution to any Eligible Borrower, or (ii) any disbursement by the Bank to any Eligible Institution.

      e. Any refunds of previously disbursed Program Loans will be transmitted by the respective Eligible Institution to RLPC for posting to the Borrower's account, and then forwarded to the Bank. Upon receipt by the Bank, such funds will be remitted to UFC2 in the form of an adjustment in the next sale from the Bank to UFC2.

      f. Most Program Loans require additional Subsequent Disbursements following the Initial Disbursement and prior to subsequent semesters or quarters of each applicable school academic year. Subject to approval by Bank and RLPC of an applicable School Certification, the Bank will make Subsequent Disbursements to or for the benefit of the Eligible Borrower on the applicable disbursement dates.

      5.    Loan Sale and Assignment Procedures.

      a. From time to time (but no less frequently than once every 60 days) the Bank may request UFC2 to purchase all Program Loans originated and disbursed by the Bank during the term of this Agreement without recourse. UFC2 agrees to purchase any such Program Loan in accordance with the terms of this Section 5.

      b. Upon requesting UFC2 to purchase Program Loans in accordance with this Agreement, the Bank shall cause RLPC to send UFC2 a detailed list of Program Loans for purchase, such list to include information regarding any credit overrides which have taken place.

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            RLPC shall only include those Program Loans on the list that, to its knowledge, are valid Program Loans and for which RLPC has all necessary documentation to support their validity. RLPC certifies to UFC2 that each Program Loan on the list is a valid loan.

      c. UFC2 will transfer the funds for the purchase of each Program Loan and Subsequent Disbursement on the first business day following the date UFC2 receives the list of certified Program Loans and Subsequent Disbursements for purchase from RLPC. The Bank will retain the right and obligation to make any Subsequent Disbursement.

      d. The purchase price for the Initial Disbursement of each Program Loan shall be an amount equal to the sum of (i) outstanding principal amount of such Program Loan (including all Approved Program Fees with respect thereto) and (ii) accrued interest on such Program Loan to the date of purchase (the "Purchase Price"), and the Purchase Price shall be paid by transfer of immediately available funds to the Bank in the aggregate amount of the Purchase Price for all Program Loans then being purchased.

      e. Upon purchase of the Initial Disbursement of a Program Loan, the ownership of such Program Loan shall be assigned by the Bank without recourse to UFC2, except as otherwise stated in the Program Manual, on behalf of the Purchaser, by execution and delivery by the Bank of a "Loan Assignment" substantially in the form attached to and incorporated in this Agreement as Exhibit "1", setting forth the Borrower, the School and the disbursed amount of each Program Loan, and a "Bill of Sale", substantially in the form attached to and incorporated in this Agreement as Exhibit "2". A duly authorized officer of the Bank will execute the Loan Assignment and Bill of Sale and send such Loan Assignment and Bill of Sale to UFC2.

      f. The Bank will provide a copy of the executed Loan Assignment to RLPC, receipt of which will authorize RLPC to forward the Promissory Note and supporting documentation to the Servicer designated by UFC2. RLPC shall move the loans to the Servicer designated by UFC2 within ten (10) business days of receipt of the Loan Assignment and shall make certain that the Loan Application and Promissory Note, Disclosures and all supporting documentation are delivered to the Servicer within fifteen (15) days of receipt of the Loan Assignment.

      g. If necessary, RLPC will execute and deliver a bailment agreement and such other documents reasonably requested by UFC2 to perfect the Security Interest of the Purchaser in the Program Loans after the purchase thereof and prior to the Program Loans being transferred to the Servicer.

      h. The Bank will sell the portion of each Program Loan represented by each Subsequent Disbursement and receive payment of the Purchase Price for each Subsequent Disbursement from UFC2 in the same manner as payments are made in connection with the Initial Disbursement. Upon receipt of such payment, the Bank will execute an "Assignment of Subsequent Disbursements" substantially in the form attached hereto and incorporated in this Agreement as Exhibit "3".

      i. The Bank agrees to promptly forward to RLPC or to the Servicer, as applicable, any payments or communications received at any time relating to each Program Loan, including, but not limited to, change of address, change of school status, or notice of bankruptcy, death, or disability.

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      j.    In the event UFC2 shall fail to purchase any Program Loan from Bank following the Initial Disbursement, UICI shall carry out UFC2's obligations herein, including the obligation to purchase the loan from Bank for the Purchase Price. In the event UFC2 shall fail to purchase any Subsequent Disbursement made by Bank, Bank shall give UFC2 two (2) days' notice of said default. If UFC2 fails to purchase the Subsequent Disbursement within said notice period, UICI shall pay the Bank the Purchase Price owed with respect to said Subsequent Disbursement and UFC2 shall immediately sell the program loan upon which the Subsequent Disbursement was made back to Bank. The repurchase price paid by Bank to UFC2 shall be an amount equal to the remaining unpaid principal balance and accrued interest upon the Program Loan, less any attorneys' fees and costs incurred by Bank in enforcing UFC2's duty to sell the Program Loan back to Bank (the "Repurchase Price"). Upon receipt of the Repurchase Price, UFC2 shall immediately assign the loan back to Bank and forward the original Promissory Note, Collateral Agreement and supporting documentation to Bank. Upon receipt of the Promissory Note and UFC2's assignment, UICI or its designee agrees to purchase the Program Loan from Bank. The price paid by UICI for the purchase of the Program Loan shall be equal to the Repurchase Price paid by Bank to UFC2. For purposes of this paragraph, UICI may allow a designee of its choosing to carry out its obligations stated herein. UICI's designation of a third party designee shall not, however, relieve UICI of any of its obligations set forth in this paragraph except to the extent the same are performed by said designee.

      6.    Fees.

      a. Underwriting Fee. In consideration of RLPC's loan application review and underwriting, reporting and cancellation services, UFC2 will pay to RLPC as an underwriting fee (the "Underwriting Fee") the amount of one and one-half percent (1.5%) of the original principal amount of each disbursed Loan. The Underwriting Fee shall be paid to RLPC at the time and in the manner as set forth in the Program Manual.

      b. Legal Fees and Programming Costs. All legal fees and programming costs incurred by the Bank and RLPC for the administration of the CFLD Program will be passed-through and paid by UFC2 at the time the expenses are incurred, so long as any programming costs are reasonable and are pre-approved by UFC2.

      7. Representations, Warranties and Covenants of Bank. As of the Effective Date, and as of the date of sale of each disbursement of each Program Loan to the Purchaser, the Bank represents, warrants and covenants to UFC2 and UICI as follows:

      a. The Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota.

      b. All actions necessary to lawfully and properly perform this Agreement have been or will be undertaken by the directors and officers of the Bank.

      c. This Agreement is the valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

      d. The Bank is duly authorized in the State of South Dakota to originate Loans to the Borrowers who meet the requirements established in the Program Manual. The Program Loans will be originated and disbursed by the Bank in accordance with applicable law, and will be enforceable under the laws of South Dakota in accordance with their terms. The Bank makes no representation or warranty as to the choice of law rules which may be applied by a court of competent jurisdiction.

      e. The Bank possesses all necessary qualifications and licenses to enter into the Program Loans and any consent or approval of any federal or state banking or regulatory authorities for the making or performance of the Agreement has been obtained.

      f. There is no action or proceeding pending or threatened against the Bank before any court or administrative agency, nor any existing order of any court or administrative agency, that could reasonably have a material adverse effect on the Bank's ability to perform its obligations under the Agreement.

      g. Each Program Loan is a valid loan that (i) meets the Program Eligibility Requirements, as defined in the Program Manual; and (ii) has not been satisfied, subordinated or rescinded, and no right of rescission, set-off, counterclaim or defense exists or to the Bank's knowledge has been asserted with respect to such Program Loan.

      h. The Bank has complete and unrestricted right and authority to sell, convey, assign, transfer and deliver to the Purchaser all of the Program Loans being sold to the Purchaser pursuant to this Agreement, provided that such sale shall be without any recourse to the Bank and without any representation or warranty on the part of the Bank, whether expressed or implied, except as set forth in this Agreement.

      i. The Bank is the sole owner and holder of each Program Loan to be purchased and upon sale of such Program Loan the Purchaser will receive full right, title, and interest therein, free and clear of any liens, pledges or encumbrances.

      j. All right, title and interest of the Bank in and to the Program Loans and rights in connection with the Program Loans to be assigned by the Bank to Purchaser under this Agreement will be validly conveyed and assigned by the Bank to the Purchaser by delivery of the Notes, together with the Loan Assignment and Assignment of Subsequent Disbursements, pursuant to Section 4.

      k. Each Program Loan shall comply at the time it is originated and on the date it is sold to Purchaser hereunder, in all material respects with all requirements of applicable federal law and regulations thereunder and South Dakota's usury laws.

      l. All agents and representatives acting on behalf of the Bank have full power and authority to perform any and all acts necessary to the execution, performance and completion of this Agreement.

      m. On the initial payment date of the Purchase Price for the first disbursement of each Program Loan (as set forth in Section 4), the first installment of proceeds of that Program Loan will have been fully disbursed; on the payment date for the sale of any Subsequent Disbursement, the portion of Loan proceeds representing such Subsequent Disbursement will have been fully disbursed.

      n. Bank has taken all necessary actions to approve the credit criteria applicable to the Program Loans and has approved all loans which are to be disbursed.

      o. The Bank represents and warrants that at all times during the term of this Agreement and, to the extent necessary for the protection of Confidential Information or the integrity of any data to which the Bank may have had access during the term of this Agreement, at all times after the termination of this Agreement, the Bank shall comply with all applicable privacy laws pertaining to the Confidential Information. Such laws shall include, by way of example but not of limitation: the Right to Financial Privacy Act (12 USC Section 3401 et seq.); the FinanciaL Services Modernization Act, also known as the Gramm-Leach-Bliley Act (15 USC Section 6801 et seq.; implementing regulations available at 12 CFR Section 40.18.); the Electronic Signatures in Global and National Commerce Act (E-Sign
            Act) (Public Law 106-229); the Electronic Communications Privacy Act (18 USC Section 2701 et seq.); the Fair Credit Reporting Act (15 USC
            Section 1681 et seq.); and tHE Family Education Rights and Privacy Act (20 USC Section 1232g); and the Privacy Act of 1974 (5 USC
            Section 552a). The Bank will comply in all respects with any requests by any governmental entity with jurisdiction to enforce such privacy laws by providing access to the Bank's information, allowing inspections of its records, and in all other respects.

      8. Representations, Warranties and Covenants of UFC2. As of the Effective Date and as of the date of each purchase of Program Loans by UFC2, UFC2 represents, warrants and covenants to the Bank as follows:

      a. UFC2 is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All actions necessary to lawfully and properly perform this Agreement have been or will be undertaken by the respective officers, directors and shareholders of UFC2.

      b. Each Purchaser will be a duly organized legal entity, validly existing and in good standing under the laws of the jurisdiction of its organization. All actions necessary for any Purchaser to lawfully and properly purchase, assign, re-assign or reconvey any Program Loans will have been undertaken by the appropriate representatives of each Purchaser as of the date any Program Loans are sold to any Purchaser.

      c. All agents and representatives acting on behalf of UFC2 or any Purchaser, as applicable, have or will have full power and authority to perform any and all acts necessary to the execution, performance and completion of this Agreement.

      d. UFC2 will have complete and unrestricted power to purchase all Program Loans under the terms of and in accordance with this Agreement, by transfer and assignment of all of the Bank's right, title and interest in the Program Loan to UFC2, and UFC2 will not be under any restraint, legal or otherwise, from doing so.

      e. UFC2 has the power and authority to assign and convey the Program Loan and the Promissory Note executed in connection therewith back to Bank in the event the same is required under the terms and conditions of this Agreement and UFC2 shall take no future action with respect to any Promissory Note assigned herein to preclude reassignment to the Bank if required under the terms and conditions of this Agreement.

      f. UFC2 represents and warrants that at all times during the term of this Agreement and, to the extent necessary for the protection of Confidential Information or the integrity of any data to which UFC2 may have had access during the term of this Agreement, at all times after the termination of this Agreement, UFC2 shall comply with all applicable privacy laws pertaining to the Confidential Information. Such laws shall include, by way of example but not of limitation, the Right to Financial Privacy Act (12 USC
            Section 3401 et seq.); the Financial Services Modernization Act, also known as the Gramm-Leach-Bliley Act (15 USC Section 6801 et seq.; implementing regulations available at 12 CFR Section 40.18.); the Electronic Signatures in Global and National Commerce Act (E-Sign Act) (Public Law 106-229); the Electronic Communications Privacy Act (18 USC Section 2701 et seq.); the Fair Credit Reporting Act (15 USC Section 1681 et seq.); and tHE Family Education Rights and Privacy Act (20 USC Section 1232g); and the Privacy Act of 1974 (5 USC Section 552a). UFC2 will comply in all respects with any requests any governmental entity with jurisdiction to enforce such privacy laws by providing access to UFC2 information, allowing inspections of its records, and in all other respects.

      9.    Representations, Warranties and Covenants of RLPC.

      a. RLPC is a South Dakota corporation, validly existing and in good standing under the laws of the State of South Dakota.

      b. All actions necessary to lawfully and properly perform this Agreement have been taken by the respective officers, directors and shareholders of RLPC and the Agreement is the valid and binding obligation of RLPC, enforceable against RLPC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

      c. Each Program Loan (i) meets the Program Eligibility Requirements, as defined in the Program Manual; and (ii) has not been satisfied, subordinated or rescinded, and no right of rescission, set-off, counterclaim or defense exists or to the Bank's knowledge has been asserted with respect to such Program Loan.

      d. All agents and representatives acting on behalf of RLPC, as applicable, have or will have full power and authority to perform any and all acts necessary to the execution, performance and completion of this Agreement.

      e. RLPC represents and warrants that at all times during the term of this Agreement and, to the extent necessary for the protection of Confidential Information or the integrity of any data to which RLPC may have had access during the term of this Agreement, at all times after the termination of this Agreement, RLPC shall comply with all applicable privacy laws pertaining to the Confidential Information. Such laws shall include, by way of example but not of limitation, the Right to Financial Privacy Act (12 USC Section 3401 et seq.); the Financial Services Modernization Act, also known as the Gramm-Leach-Bliley Act (15 USC Section 6801 et seq.; implementing regulations available at 12 CFR Section 40.18.); the Electronic Signatures in Global and National Commerce Act (E-Sign Act) (Public Law 106-229); the Electronic Communications Privacy Act (18 USC
            Section 2701 et seq.); the Fair Credit Reporting Act (15 USC Section 1681 et seq.); and tHE Family Education Rights and Privacy Act (20 USC Section 1232g); and the Privacy Act of 1974 (5 USC Section
            552a). RLPC will comply in all respects with any requests by any governmental entity with jurisdiction to enforce such privacy laws by providing access to RLPC information, allowing inspections of its records, and in all other respects.

      10.   Representations, Warranties and Covenants of UICI.

      a. UICI is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware.

      b. All actions necessary to lawfully and properly perform this Agreement have been taken by the respective officers and managers of MEGA, and the Agreement is the valid and binding obligation of MEGA, enforceable against MEGA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

      c. All agents and representatives acting on behalf of UICI have or will have full power and authority to perform any and all acts necessary to the execution, performance and completion of this Agreement.

      d. UICI represents and warrants that at all times during the term of this Agreement and, to the extent necessary for the protection of Confidential Information or the integrity of any data to which UICI may have had access during the term of this Agreement, at all times after the termination of this Agreement, UICI shall comply with all applicable privacy laws pertaining to the Confidential Information. Such laws shall include, by way of example but not of limitation, the Right to Financial Privacy Act (12 USC Section 3401 et seq.); the Financial Services Modernization Act, also known as the Gramm-Leach-Bliley Act (15 USC Section 6801 et seq.; implementing regulations available at 12 CFR Section 40.18.); the Electronic Signatures in Global and National Commerce Act (E-Sign Act) (Public Law 106-229); the Electronic Communications Privacy Act (18 USC
            Section 2701 et seq.); the Fair Credit Reporting Act (15 USC Section 1681 et seq.); and tHE Family Education Rights and Privacy Act (20 USC Section 1232g); and the Privacy Act of 1974 (5 USC Section
            552a). UICI will comply in all respects with any requests by any governmental entity with jurisdiction to enforce such privacy laws by providing access to UICI information, allowing inspections of its records, and in all other respects.

      11.   Conditions of Purchase.

      a. The obligation of UFC2 to purchase and pay the Purchase Price for each Program Loan shall be subject to the condition precedent that each representation, warranty, covenant and agreement of the Bank and RLPC under this Agreement shall be true and correct.

      b. The obligation of the Bank and RLPC to perform their respective obligations under this Agreement shall be subject to the condition precedent that UFC2 has entered into a servicing agreement with either ACS or such other Servicer as mutually agreed upon by the parties not later than the Effective Date.

      12. Security Requirements. The parties agree that they shall use their best efforts to protect any and all Confidential Information against intrusion, theft, alteration, unauthorized access, loss, damage, or any means by which a person without authorization from the parties may obtain access to Confidential Information and/or may erase, alter, or modify all or any portion of the Confidential Information. The parties specifically acknowledge and agree that they will use commercially reasonable efforts to provide a level of security for computer information systems, specifically including any and all computer or information systems on which any portion of the Confidential Information may be processed or stored at any time, that is consistent with the level customarily maintained by financial institutions. The parties specifically acknowledge and agree that they will provide appropriate security to protect against unauthorized access by "insiders" (i.e., persons who have been given access to the system or the Confidential Information in order to perform computer related services for the parties, but who may intentionally or inadvertently cause damage to data or to the computer system). "Insiders" shall be deemed to include but shall not be limited to employees, former employees, and independent contractors of the parties.

      13.   Legal Opinion.

      a. On or before the Effective Date, the Bank will exercise all reasonable efforts to arrange to have an opinion of South Dakota legal counsel provided and addressed to UICI and UFC2, upon which subsequent assignees of the Notes may rely. The opinion will be generally to the effect that: (i) the Bank is empowered under applicable federal and state law to perform this Agreement and that this Agreement is the legal, valid and binding agreement of the Bank under such law; (ii) the Bank's performance of this Agreement will not conflict with or violate applicable law; and (iii) each of the Notes is enforceable under South Dakota law against the Borrower thereunder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. Such opinion will be subject to reasonable and customary qualifications, assumptions and exceptions and shall otherwise be in substantially the form attached hereto as Exhibit 4.

      b. UFC2 will not have any obligation to purchase Program Loans hereunder until receipt of such opinion.

      c. Upon written request by UFC2, the Bank will exercise all reasonable efforts to subsequently provide annual confirmations from South Dakota counsel that the legal opinion remains valid, accurate and effective; provided, however, that, UFC2 will not have any obligation to continue to purchase Program Loans if such opinion is not received within 30 days of such request.

      d. UFC2 will pay all reasonable expenses of legal counsel related to such opinion and any annual confirmations or updates.

      14. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by the parties to this Agreement shall continue throughout the term of this Agreement, and shall survive the expiration or earlier termination of this Agreement until each Program Loan sold hereunder is paid in full. All such covenants shall be enforceable by law or in equity against the respective parties, their successors and assigns, by the other parties, their respective successors and assigns.

      15. Term of Agreement. This Agreement shall continue for an initial term of one year from and after the Effective Date, unless previously terminated in accordance with the provisions of Section 16, 17 or 18. If neither party notifies the other party of its election to terminate this Agreement on any anniversary of the Effective Date, this Agreement shall automatically be extended for successive annual periods of one year from and after each anniversary of the Effective Date. Any such notice of election to terminate this Agreement on any succeeding anniversary of the Effective Date shall be given by a party to the other party at least 90 days prior to such anniversary of the Effective Date.

      16. Bank's Right of Termination. The Bank shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events:

      a. Failure of either UFC2 or UICI to timely observe or perform its obligations in any material respect under this Agreement or the failure of any Purchaser to observe or perform any obligations in any material respect as contemplated by this Agreement.

      b. If any financial statement or other representation, warranty, covenant, statement or certificate furnished by UFC2, UICI, or any Purchaser to the Bank in connection with this Agreement or any sale of Program Loans is materially and adversely incorrect as of the date it is made or delivered.

      c. If Bank determines that an immediate termination is necessary to protect the safety and soundness of Bank, if termination of the Agreement is required or requested by any Regulatory Authority, or if Bank determines in its sole discretion that its actions contemplated under this Agreement or the actions or activities of UFC2, UICI, or any Purchaser violate any applicable Rule.

      d. For any reason, without penalty, provided that the Bank gives not less than one hundred and twenty (120) days' prior written notice to all other parties of its intent to terminate the Agreement. Nothing in this section shall affect the Bank's duty to make subsequent disbursements to those Borrowers to whom such disbursements were promised prior to the termination.

      17. UFC2's and UICI's Right of Termination. Each of UICI and UFC2 shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events:

      a. Failure of the Bank to timely observe or perform its obligations in any material respect under this Agreement or as contemplated by this Agreement with respect to any Purchaser.

      b. If any financial statement or other representation, warranty, covenant, statement or certificate furnished by the Bank to UFC2 or any Purchaser in connection with this Agreement or any sale of Program Loans is materially and adversely incorrect as of the date it is made or delivered.

      c. If termination of the Agreement is required or requested by any Regulatory Authority, or if UICI or UFC2 determines in its sole discretion that its actions contemplated under this Agreement or the actions or activities of the Bank or any Purchaser violates any applicable Rule.

      d. For any reason, without penalty, provided that the UFC2 or UICI gives not less than one hundred and twenty (120) days' prior written notice to all other parties of its intent to terminate the Agreement. Nothing in this section shall affect the Bank's duty to make subsequent disbursements to those Borrowers to whom such disbursements were promised prior to the termination.

      18. Termination Due to Legal Restrictions. The Bank, RLPC, UICI or UFC2 may terminate this Agreement if, due to a change in any state or federal law, regulation, ruling, or any interpretation of any such law, regulation or ruling after the Effective Date, the program for the underwriting, approval, origination and funding of Program Loans to Borrowers as contemplated by this Agreement cannot, in the reasonable judgment of the Bank, RLPC, UICI or UFC2, as supported by the legal opinion of legal counsel for such party, lawfully be continued by any such party.

      19. Notice and Consequences of Termination. If any party terminates this Agreement pursuant to Sections 16, 17 or 18, respectively, this Section shall apply to such termination. Upon any event permitting such termination, the terminating party shall give the other party written notice of its intention to terminate this Agreement, setting forth the basis for such termination. Unless the failure or condition giving rise to the termination notice has been cured, termination of this Agreement shall be effective 30 days after the mailing of notice in all cases, except that termination shall be effective immediately in the case of a termination under Section 18, under Section 16(c) or for any termination under Section 16(a) resulting from the failure of UFC2 to pay any fee or purchase any Program Loan, or under Section 17(c) or for any termination under Section 17(a) resulting from the failure of the Bank to timely perform its obligations in any material respect. Termination of this Agreement shall not impair the rights of any party to seek and enforce legal or equitable rights and remedies, and notwithstanding any such termination, all rights and remedies of the parties to this Agreement shall survive.

      20.   Indemnification.

      a. Indemnification by UICI and UFC2. Each of UICI and UFC2 agrees to indemnify and hold harmless the Bank and RLPC and each of the Bank's and RLPC's officers, directors, employees and agents (collectively, a "Bank Indemnified Party") from and against any and all claims, demands, actions, causes of action, losses, damages (including, without limitation, actual damages, compensatory damages, punitive damages and extra-contractual damages), liabilities, penalties, regulatory fines, costs and expenses (including, without limitation, attorneys' fees, investigation costs and all other reasonable costs associated with the defense thereof) (collectively, "Losses"), incurred by, or made against, a Bank Indemnified Party and arising out of or relating to the following:

            (i) any breach of, or any inaccuracy in, any representation or warranty made by UICI or UFC2 in this Agreement;

            (ii) any breach of, or failure by, UICI or UFC2 to perform any covenant or obligation to be performed by UICI or UFC2 set forth in this Agreement;

            (iii) any actions, inaction, conduct, or other activities of UICI or
                  UFC2, or their affiliates, successors, assigns, independent contractors, service providers, or other third parties related to the sale or assignment of any Program Loan pursuant to the terms of this Agreement;

            (iv) the Bank's or RLPC's performance under this Agreement or any agreement between the Bank or RLPC and with any Servicer, any insurer of Program Loans or any other agreements related to the Bank's origination and funding of Program Loans; and

            (v) otherwise arising out of or in connection with any Program Loan made to or owing by any Borrower, including any claims or defenses of any Borrower or regulatory authority relating to the violation of any applicable law;

            provided, however, that no Bank Indemnified Party shall be entitled to indemnification for any Loss under the foregoing clauses (i),
            (ii), (iii), (iv), or (v) if such Loss is due to the gross negligence, bad faith or willful misconduct on the part of such Bank

            Indemnified Party. The foregoing indemnification does not cover any risk of default of a Program Loan by a Borrower due to nonpayment, bankruptcy, death or disability (but excluding any nonpayment based on a claim that the Program Loan is unenforceable in accordance with its terms). This indemnification of Bank Indemnified Parties provide herein shall survive the expiration of the term of this Agreement or any earlier termination hereof.

      b. Indemnification by Bank and RLPC. Each of the Bank and RLPC agrees to indemnify and hold harmless UICI and UFC2 and each of UICI's and UFC2's officers, directors, employees and agents (collectively, a "UICI Indemnified Party") from and against any and all Losses, as incurred, arising out of or relating to the following:

            (i) any breach of, or any inaccuracy in, any representation or warranty made by the Bank or RLPC in this Agreement; and

            (ii) any breach of, or failure by, the Bank or RLPC to perform any covenant or obligation to be performed by the Bank or RLPC set forth in this Agreement;

            provided, however, that no UICI Indemnified Party shall be entitled to indemnification for any Loss under the foregoing clauses (i) or
            (ii) if such Loss is due to the gross negligence, bad faith or willful misconduct on the part of such UICI Indemnified Party. The foregoing indemnification does not cover any risk of the default of a Program Loan by a Borrower due to nonpayment, bankruptcy, death or disability (but excluding any nonpayment based on a claim that the Program Loan is unenforceable in accordance with its terms). This indemnification of UICI Indemnified Parties provided herein shall survive the expiration of the term of this Agreement or any earlier termination hereof.

      c.    Conduct of Indemnification Proceedings.

            (i) If any proceeding shall be brought or asserted against any person and/or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent (and only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            (ii) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified

            Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from any and all liability on claims that are the subject matter of such proceeding.

      (iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within fifteen (15) business days of a detailed written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

      21. Notices. All notices, requests, demands or other communications contemplated in the performance of this Agreement, other than notices of approval or disapproval of Program Loans, as provided for in Section 3, shall be in writing and shall be deemed to have been duly given as follows: (i) on the third day after deposit in the United States Mail, postage prepaid, either First Class or Certified Mail (return receipt requested, if by Certified Mail); (ii) upon actual delivery following deposit with an overnight delivery or courier service; (iii) upon confirmation of transmission by telephonic facsimile; or
(iv) upon delivery by personal delivery or messenger service. In each case, any such notice, request, demand or other communication shall be addressed or sent to the parties at the following addresses or facsimile numbers, or such other addresses or numbers as provided by written notice from time to time:

      (a)   To the Bank:           Eldon V. Eighmy, President
                                   Richland State Bank
                                   501 Jay Street
                                   Bruce, SD 57220
                                   TEL: (605) 627-5671
                                   FAX: (605) 627-5264

            With a copy to:        Keith Gauer
                                   Davenport, Evans, Hurwitz and Smith, L.L.P.
                                   P. O. Box 1030
                                   Sioux Falls, SD 57101-1030
                                   TEL: (605) 336-2880
                                   FAX: (605) 336-3639

      (b)   To UFC2 and UICI:      UICI Funding Corporation 2

                                   UICI
                                   9151 Grapevine Highway
                                   North Richland Hills, TX 76180
                                   Attn: Mr. Glenn W. Reed
                                   TEL: (817) 255-5419
                                   FAX: (817) 255-5394

            With a copy to:        The MEGA Life and Health Insurance Company
                                   College Fund Life Division
                                   1331 West Memorial Road, Suite 112
                                   Oklahoma City, Oklahoma 73114
                                   TEL: (405) 302-1407
                                   FAX: (888) 529-8311
                                   Attn: Paula Padgett, Vice President

      (c)   To RLPC:               Joan Larson, President
                                   Richland Loan Processing Center, Inc.
                                   3904 W. Technology Avenue, Suite 104
                                   Sioux Falls, SD 57106
                                   TEL: (605) 323-2990
                                   FAX: (605) 361-3947

      22.   Assignment.

      a. Neither this Agreement nor any rights hereunder are assignable by any party in whole or in part except to a Company wholly owned by one of the parties or a Company who assumes ownership, or is a successor, of one of the parties without the prior written consent of the other parties. No such assignment with or without consent shall act as a release to any of the parties of its liabilities or obligations hereunder.

      b. Notwithstanding the foregoing, UFC2 may assign its rights hereunder to any trustee appointed to act on behalf of the holders of UFC2' financial obligations under an indenture of trust between UFC2 and such trustee, any provider of credit to UFC2 and/or, to any one or more persons, corporations or other entities which may acquire the Program Loans to be purchased hereunder, and such assignments may assign any part of or all rights of UFC2 hereunder (including without limitation rights with respect to the purchase of particular Program Loans) and may include several and partial assignments to different entities at the same time. For purposes of fulfilling its obligations to purchase Program Loans hereunder, UFC2 may assign its rights and obligations hereunder to one or more transferee corporations, limited liability companies or other entities that are owned in whole or in part by UFC2 or that are owned in whole or in part by any corporation that has an ownership interest in UFC2 or in which UFC2 has an ownership interest or affiliation, and such assignments may assign any part of or all rights of UFC2 hereunder (including without limitation rights with respect to the purchase of particular Program Loans) and may include several and partial assignments to different entities at the same time or at different times. Notwithstanding any assignment contemplated herein, UFC2 shall remain contractually obligated to comply with all of the terms and conditions of this Agreement as if no such assignment had taken place. UFC2's continuing liability shall be in addition to the liability of any assignee hereunder.

      23. Entire Agreement; Amendments. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties hereto and the same supersedes and merges all prior communications, representations, or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, altered or modified by, and only by, a written instrument which: (i) identifies this Agreement; (ii) reflects, recites or otherwise indicates that it is intended as an amendment or modification of this Agreement; and (iii) is executed by all parties to this Agreement. All parties will reasonably accommodate any modifications or amendments to this Agreement requested by any regulatory authority having jurisdiction over the Bank.

      24. Expenses. Except as otherwise provided herein, the parties to this Agreement will each pay their own expenses including, but without limitation, the fees and expenses of their agents, representatives and accountants, incidental to the preparation and performance of this Agreement. Notwithstanding the foregoing, UFC2 agrees to pay one-half of the reasonable legal fees and expenses associated with the preparation of this Agreement by counsel to the Bank, together with any legal opinion prepared by South Dakota counsel to the Bank with respect to the transactions contemplated by this Agreement.

      25. Underwriting Changes. The Underwriting Criteria may be changed as follows:

      a. UICI or its designee may propose changes to the Underwriting Criteria and related Processing Procedures with respect to Program Loans not yet approved or funded, subject to the prior written consent of the Bank and UFC2, which consent will not be unreasonably withheld or delayed. Upon the adoption of such changes, the Bank and UFC2 will notify UICI of such adoption and its consent. Such changes to the Underwriting Criteria shall be effective upon receipt by UICI of the written consent of the Bank and UFC2.

      b. Bank may change the Underwriting Criteria and relating processing procedures with respect to Program Loans not yet approved or funded upon prior written approval of UICI and UFC2. In the event Bank exercises its right to change the Underwriting Criteria under this subsection, UICI and UFC2 shall have the right to cease the purchase of future Program Loans after the effective date of said change in Underwriting Criteria.

      26. Program Loan Volume. Bank shall have the right to place a limit on the number and dollar amount of Program Loans funded by Bank under this Agreement by providing UFC2 with written notice of such limit. In connection therewith, UFC2 agrees that nothing herein shall be deemed to require Bank to fund any specific number or dollar amount of Program Loans or maintain any particular level or volume of loans

      27. Nonexclusive Agreement. UICI and UFC2 acknowledge and agree that the terms of this Agreement are not exclusive and that the Bank and RLPC are free to engage in the student loan business either on their own or with other parties at their discretion.

      28. Relationship of the Parties. The relationships of the parties hereunder are that of independent contractors to each other in performing their respective obligations hereunder. Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it cause, Bank, RLPC, UICI and UFC2 to be treated as partners, joint venturers, or otherwise as joint associates for profit. Nothing herein shall in any manner be deemed to cause UICI or UFC2 to be an agent of the Bank or RLPC, and UICI and UFC2 shall have no authority to act on behalf of Bank or RLPC or to bind Bank in any manner.

      29.   Regulatory Examinations, Audits, and Financial Information.

      a. UICI and UFC2 agree to submit to any examination which may be required by any Regulatory Authority with audit and examination authority over Bank, to the fullest extent of such Regulatory Authority.

      b. UICI, UFC2, Bank, and RLPC (either directly or by the use of accountants or other agents or representatives) may audit, inspect, and review each other party to this Agreement's files, records, and books pertaining to matters involving this Agreement. The parties agree to submit such information to each other as any party may from time to time reasonably request in order to ascertain the other party's compliance with the requirements of this Agreement and compliance with all applicable laws and regulations, including copies and results of any audits, examinations, or similar reviews undertaken by any party itself.

      c. The parties to this Agreement acknowledge that each party is entitled to information concerning the financial condition and general ability of each other party to meet its financial commitments set forth herein. Each party agrees to provide each other party such information concerning the foregoing as any party may from time to time reasonably request. The information requested may include, but is not limited to, all financial statements of any party to this Agreement.

      30. Setoff and Other Bank Remedies. In the event of any failure by UICI or UFC2 to perform any of their obligations hereunder, Bank shall have all rights and remedies available at law or in equity. Without limiting the generality of the foregoing, UICI and UFC2 grant Bank a contractual security interest in, and acknowledge that Bank shall have a contractual and statutory right of setoff against, any and all accounts, funds, moneys, and other properties of UICI and UFC2 at Bank or which come into possession of Bank for the purpose of satisfying the obligations of UICI and UFC2 hereunder. Bank shall, however, give UICI and UFC2 written notice of any claim, including the dollar amount of the claim, and give five (5) business days after receipt of the notice for UICI and UFC2 to remedy the claim. During the five (5) business day remedy period, Bank shall have the right to place a hold upon any funds necessary to satisfy the claim; provided, however, that Bank shall not place a hold on any funds exceeding the amount of the claim. The security interest granted herein shall not, however, include the Promissory Notes after their sale to UFC2. UFC2 and UICI agree that none of their deposits at Bank shall be considered "special" deposits unavailable for setoff by Bank unless Bank has specifically so agreed in a separate writing. UFC2 and UICI agree that the rights and remedies of Bank described herein are in addition to all other rights which Bank may have by law or equity, including SDCL 44-11-11. In connection therewith, UFC2 and UICI agree to execute and deliver such other writings, financing statements, and other documents and to take whatever other actions are requested by Bank to conform, perfect, and continue all security interests granted by UFC2 and UICI to Bank and to enable Bank to realize the rights and remedies set forth therein.

      31. Notifications. Each party hereto shall immediately notify all other parties to this Agreement of any case, action, proceeding, or complaint filed under the law of any jurisdiction relating to (i) any material portions or duties in this Agreement, (ii) any bankruptcy, insolvency, or relief of debts,
(iii) seeking appointment of a receiver, trustee, custodian or other similar official for itself or for any substantial part of its property, or (iv) any other action not contemplated herein which may affect such notifying party's ability to carry out the terms and obligations of this Agreement.

      32. Section Headings and References. The Section captions and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this

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

Agreement. Unless another agreement is specifically identified, all references to Sections are intended to refer to the corresponding Sections of this Agreement.

      33. Binding Clause. Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and become binding upon the parties, their respective representatives, successors and permitted assigns.

      34. Counterparts; Facsimile Signatures. This Agreement may be executed and delivered by the parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument. Signatures transmitted by electronic facsimile shall be effective to bind all parties, provided that original signed counterparts shall be circulated among the parties reasonably promptly after transmission of such signature pages by facsimile.

      35. Construction and Interpretation. This Agreement shall be interpreted and construed to give it full force and effect, and in such a manner so as to make it legal and binding to the maximum extent permitted by law.

      36. Severability. If any term or provision of this Agreement is determined to be invalid, illegal or unenforceable for any reason, or if the application of any term or provision of this Agreement to any fact, circumstance, event, occurrence, person or entity is determined to be invalid, illegal or unenforceable for any reason, all other provisions of this Agreement, and all permitted applications of any such term or provision, shall be given separate and independent effect to the fullest extent permitted by law, and shall not be affected by any such determination, interpretation or construction.

      37. Mutual Preparation. This Agreement has been drafted and prepared jointly and mutually by both parties, following arms-length negotiations and upon the advice of independent legal counsel to all parties. Any presumption that any ambiguities or discrepancies in this Agreement should be construed to the benefit or detriment of either party shall not apply.

                   [Balance of page intentionally left blank]

      38. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota and of the United States of America. UFC2 and UICI hereby agree and consent to the exclusive jurisdiction and venue in the United States District Court for the District of South Dakota in connection with any dispute with the Bank or RLPC arising out of or relating to this Agreement.

      39. Related Party Transaction. The parties acknowledge and agree that the arrangement contemplated by this Agreement constitutes a transaction between UICI and a party related thereto and, accordingly, in accordance with procedures adopted by the Board of Directors of UICI, at a meeting of the UICI Board of Directors held on July 28, 2005, this Agreement and the transactions contemplated hereby were approved by a majority of the disinterested outside directors of UICI.

      The Bank, RLPC, UICI and UFC2 have executed this Agreement on the dates set forth below, to be effective as of the Effective Date.

"BANK"

RICHLAND STATE BANK, a South Dakota State Bank

Date:  __________________________  By:__________________________________________
                                      Eldon V. Eighmy, President and
                                                  Chief Executive Officer

"UFC2"
UICI FUNDING CORP. 2.

Date:  __________________________  By:__________________________________________
                                      Glenn W. Reed, President

"UICI"
UICI

Date:  __________________________  By:__________________________________________
                                      Glenn W. Reed, Executive Vice President

"RLPC"
RICHLAND LOAN PROCESSING CENTER, INC.

Date:  __________________________  By:__________________________________________
                                      Joan Larson, President

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